Exhibit 99.1

Investor Relations Contact:	Media Contact:
Robert J. Vill	Jane Randel
Senior Vice President – Finance and Treasurer	Senior Vice President, Corporate Communications
Fifth & Pacific Companies, Inc.	Fifth & Pacific Companies, Inc.
201.295.7515	212.626.3408

FIFTH & PACIFIC COMPANIES, INC. ANNOUNCES Q4 2013 DIRECT-TO-CONSUMER COMPARABLE SALES AND PRELIMINARY FULL YEAR 2013 RESULTS

—	Expects full year 2013 adjusted EBITDA in the range of $125 to $130 million, inclusive of Lucky Brand results and excluding Juicy Couture results
—	Provides full year 2014 adjusted EBITDA guidance in the range of $115 to $125 million, excluding Juicy Couture and Lucky Brand
—	Expects to close the sale of Lucky Brand in early first quarter of 2014
—	Juicy Couture wind down remains on plan
—	Expects 2013 year end net debt to be in the range of $260 to $270 million

New York, NY – January 9, 2013 – Fifth & Pacific Companies, Inc. (NYSE:FNP) today announced preliminary fourth quarter 2013 direct to consumer comparable sales and preliminary full year 2013 results.

William L. McComb, Chief Executive Officer of Fifth & Pacific Companies, Inc. said: “We expect full year 2013 adjusted EBITDA to be in the range of $125 million to $130 million, inclusive of Lucky Brand results and excluding the results of Juicy Couture. During the fourth quarter, Kate Spade performed in line with our expectations overall, delivering direct to consumer comparable sales growth of 30%. Lucky Brand also had a strong quarter, generating direct to consumer comparable sales growth of 5%. We expect to close the sale of Lucky Brand in early first quarter of 2014, and the wind down of our Juicy Couture operations is proceeding according to plan.”

Mr. McComb concluded: “2013 was a year of progress marked by continued industry leading growth at Kate Spade and significant progress in our efforts to unlock shareholder value. As I have said before, this is all about bringing Kate Spade to its full potential and we are optimistic about the brand’s ability to deliver sizeable growth in 2014. We are providing 2014 guidance for the newly configured Company in this release.”

Preliminary fourth quarter 2013 direct to consumer comparable sales (inclusive of e-commerce net sales) for Kate Spade and Lucky Brand are as follows:

Brand	Q4 2013*
Kate Spade	30%
Lucky Brand	5%

* Results are preliminary and subject to quarter-end closing adjustments.  Excluding e-commerce net sales, comparable direct-to-consumer net sales increased by 12% for Kate Spade and 2% for Lucky Brand.

Preliminary estimates of full year 2013 net sales and adjusted EBITDA are shown as follows:

2013 Preliminary Net Sales & Adjusted EBITDA ($ in Millions)*

Brand	Net Sales**	Adjusted EBITDA**
Kate Spade	~$742	~ $130
Lucky Brand	~520	~ 46
Adelington Design Group	~ 60	~ 14
Corporate / Other	--	~ (65)
Total	~$1,320 - $1,325	$125 – 130

* Results are preliminary and subject to year-end closing adjustments.
** Estimated net sales and Adjusted EBITDA exclude the results of Juicy Couture (which were $460 million and $2 million, respectively, for fiscal 2013), expenses incurred in connection with all streamlining initiatives, brand-exiting activities, acquisition related costs, non-cash impairment charges, losses on asset disposals, non-cash share-based compensation expense, income tax provision (benefit), interest expense, net, depreciation and amortization, net, gain on sale of trademark, (losses) on extinguishment of debt and unrealized and certain realized foreign currency gains (losses).  The Company expects to report the results of Lucky Brand as discontinued operations in its 2013 Annual Report on Form 10-K and estimates that expenses of approximately $2 million included in Lucky Brand 2013 Adjusted EBITDA will remain in continuing operations. Expenses incurred in connection with streamlining initiatives and brand-exiting activities include Lucky Brand and Juicy Couture-related restructuring and transition costs, which the Company expects will be in line with previously provided estimates.

For 2014, the Company is providing guidance as follows:

2014 Financial Outlook ($ in Millions)
Excludes Lucky Brand and Juicy Couture

Brand	Full Year Direct-to-Consumer Comp Sales Growth%	Adjusted EBITDA*
Kate Spade	10 – 13%	$165 – 175
Adelington Design Group	--	Approx 5
Corporate/Other**	--	(50) – (55)
Total	--	$115 – 125

Other Items	Total
Kate Spade brand adjusted EBITDA margin	Approx 100bps increase over 2013
Depreciation & Amortization	~$40 – 45
Capital Expenditures	~$100
Other Investments (SE Asia, international growth opportunities)	~$40
Planned New Store Openings (company operated, including concessions)	65 - 70
Interest Expense	$30 to 45
Estimated NOL balance (after the close of the sale of Lucky Brand)	$450+
Normalized Tax Rate	38% – 40%
FY Basic Share Count	124M

*Adjusted results are from continuing operations and exclude streamlining initiatives, brand-exiting activities and acquisition costs, non-cash impairment charges, losses on asset disposals, non-cash share-based compensation expense, gain on sale of trademark, loss on extinguishment of debt and foreign currency transaction adjustments, net.
** Includes corporate finance, investor relations, communications, legal, human resources, and  IT shared services and costs of corporate facilities. Includes estimated amounts to be billed under the Transition Services Agreement (TSA) for Lucky Brand, assuming ownership of Lucky Brand by the Company for the month of January 2014, followed by the implementation of the (TSA) for a period of up to 24 months thereafter.

Slides supplementing today’s announcements will be furnished to the SEC in a Current Report on Form 8-K and will also be posted to the Fifth & Pacific website at www.fifthandpacific.com. The Company will report its fourth quarter and full year 2013 results on Tuesday, February 25, 2014.

As the Company has not completed its quarter and year-end fiscal close and its analysis of fiscal 2013, and the audit of its 2013 financial statements is not complete, the results presented in this press release are estimated and preliminary, and, therefore, may change. No party has reviewed or audited the preliminary results presented in this release. Estimates of 2013 GAAP results and reconciliation of the various non-GAAP measures in this release are not provided in this press release as the Company has not yet completed its accounting for certain streamlining initiatives and brand exiting activities and other items.  No reconciliations of 2014 Adjusted EBITDA to GAAP measures are provided because they are not available.

In this release, Adjusted EBITDA excluding foreign currency gains (losses), net is defined as income (loss) from continuing operations attributable to Fifth & Pacific Companies, Inc., adjusted to exclude the impact of expenses incurred in connection with the Company’s streamlining initiatives, brand-exiting activities, acquisition related costs, impairment of intangible assets, losses on extinguishment of debt, impairment of cost investment and interest expense charges related to a multi-employer pension withdrawal liability. The Company believes that the adjusted results represent a more meaningful presentation of its historical operations and financial performance since these results provide period to period comparisons that are consistent and more easily understood. We present the above-described Adjusted EBITDA measure because we consider it an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

About Fifth & Pacific Companies, Inc.

Fifth & Pacific Companies, Inc. designs and markets a portfolio of retail-based, premium, global lifestyle brands including the Kate Spade family of brands. In addition, the Adelington Design Group, a private brand jewelry design and development group, markets brands through department stores and serves jcpenney via exclusive supplier agreements for the Liz Claiborne and Monet jewelry lines. In November 2013, the Company completed the sale of the Juicy Couture intellectual property to Authentic Brands Group (ABG) and is working under a license from ABG as the

Company transitions and winds down the Juicy Couture business through 2014. In December 2013, the Company entered into an agreement for the sale of its Lucky Brand business in a transaction that is expected to close in the first quarter of 2014. The Company also has a license for the Liz Claiborne New York brand, available at QVC and Lizwear, which is distributed through the club store channel. Visit www.fifthandpacific.com for more information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in, or incorporated by reference into, this press release, future filings by us with the Securities and Exchange Commission (“SEC”), our press releases, and oral statements made by, or with the approval of, our authorized personnel, that relate to our future performance or future events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements are indicated by words or phrases such as “intend,” “anticipate,” “plan,” “estimate,” “target,” “aim,” “forecast,” “project,” “expect,” “believe,” “we are optimistic that we can,” “current visibility indicates that we forecast,” “contemplation” or “currently envisions” and similar phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these expectations may not prove to be correct or we may not achieve the financial results, savings or other benefits anticipated in the forward-looking statements. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties, some of which may be beyond our control, that could cause actual results to differ materially from those suggested by the forward-looking statements, including, without limitation: our ability to complete the transition to a mono-brand business centered on the KATE SPADE family of brands, including our ability to successfully complete the transition of our management and operations; our ability to operate as a mono-brand company and to successfully implement our long-term strategic plans; our ability to expand into markets outside of the U.S., such as India, Russia, South East Asia, and South America, as well as continued expansion in China, Japan and Brazil, including our ability to promote brand awareness in our international markets, find suitable partners in certain of those markets and hire and retain key employees for those markets; our ability to maintain targeted profit margins and levels of promotional activity; our ability to expand our retail footprint with profitable store locations; our ability to continue the growth of our KATE SPADE SATURDAY business, including our ability to attract new customers; our ability to implement operational improvements and realize economies of scale in finished product and raw material costs in connection with growth in our business; our ability to successfully engage; our ability to expand the KATE SPADE family of brands into new product categories; our ability to successfully implement our marketing initiatives; our ability to complete the sale of the LUCKY BRAND business and risks associated with the transaction, including our ability to collect the full amount of principal and interest due and owing pursuant to a three year note to be issued by Leonard Green Partners, L.P.  to us as partial consideration for the purchase of the LUCKY BRAND business and our ability to comply with our transition service requirements; risks associated with the transition of the JUICY COUTURE business, including our ability to complete the transition plan for the JUICY COUTURE business in a satisfactory manner and to manage the associated transition costs, our ability to timely implement the transition plan in a manner that will positively impact our financial condition and results of operations, the impact of the transition plan and the recently announced future plans for the Juicy Couture brand on our relationships with our employees and our major customers and vendors, and unanticipated expenses and charges that may occur as a result of the transition plan, litigation risks, including litigation regarding employment and worker’s compensation, our ability to continue to have the necessary liquidity, through cash flows from operations and availability under our amended and restated revolving credit facility (as amended to date, the “Amended Facility”), may be adversely impacted by a number of factors, including the level of our operating cash flows, our ability to maintain established levels of availability under, and to comply with the financial and other covenants included in, our Amended Facility and the borrowing base requirement in our Amended Facility that limits the amount of borrowings we may make based on a formula of, among other things, eligible cash, accounts receivable and inventory and the minimum availability covenant in our Amended Facility that requires us to maintain availability in excess of an agreed upon level; restrictions in the credit and capital markets, which would impair our ability to access additional sources of liquidity, if needed; general economic conditions in the United States, Asia, Europe and other parts of the world, including the impact of income tax changes and debt reduction efforts in the United States; levels of consumer confidence, consumer spending and purchases of discretionary items, including fashion apparel and related products, such as ours; changes in the cost of raw materials, labor, advertising and transportation which could impact prices of our products; the dependence of our ADELINGTON DESIGN GROUP business on third party arrangements and partners; our ability to anticipate and respond to constantly changing consumer demands and tastes and fashion trends, across multiple brands, product lines, shopping channels and geographies; our ability to attract and retain talented, highly qualified executives, and maintain satisfactory relationships with our employees; risks associated with our arrangement to continue to operate our Ohio distribution facility with a third-party operations and labor management company that provides distribution operations services, including risks related to increased operating expenses, systems capabilities and operating under a third party arrangement; our dependence on a limited number of large US department store customers, and the risk of consolidations, restructurings, bankruptcies and other ownership changes in the retail industry and financial difficulties at our larger department store customers; our ability to adequately establish, defend and protect our trademarks and other proprietary rights; the impact of the highly competitive nature of the markets within which we operate, both within the US and abroad; our reliance on independent foreign manufacturers, including the risk of their failure to comply with safety standards or our policies regarding labor practices; risks associated with our buying/sourcing agreement with Li & Fung Limited, which results in a single third party foreign buying/sourcing agent for a significant portion of our products; a variety of legal, regulatory, political and economic risks, including risks related to the importation and exportation of product, tariffs and other trade barriers; our ability to adapt to and compete effectively in the current quota environment in which general quota has expired on apparel products, but political activity seeking to re-impose quota has been initiated or threatened; whether we will be successful operating the KATE SPADE business in Japan and the risks associated with such operation; risks associated with the reduction of our brand portfolio to the KATE SPADE and ADELINGTON DESIGN GROUP businesses; our exposure to currency fluctuations; risks associated with material disruptions in our information technology systems, both owned and licensed, and with our third-party e-commerce platforms and operations; risks associated with privacy breaches; risks associated with credit card fraud and identity theft; risks associated with third party service providers, both domestic and overseas, including service providers in the area of e-commerce; limitations on our ability to utilize all or a portion of our US deferred tax assets if we experience an “ownership change”; and the outcome of current and future litigation and other proceedings in which we are involved. The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. All subsequent written and oral forward-looking statements concerning the matters addressed in this press release and attributable to us or any person acting on our behalf are qualified by these cautionary statements. Forward-looking statements are based on current expectations only and are not guarantees of future performance, and are subject to certain risks, uncertainties and assumptions, including those described in this press release, and in the Company’s Annual Report on Form 10-K for the year ended December 29, 2012, and Quarterly Reports on Form 10-Q for the quarterly periods ended March 30, 2013, June 29, 2013 and September 28, 2013, each filed with the SEC, including in the sections entitled “Item 1A-Risk Factors” and “Statement on Forward Looking Statements.” We may change our intentions, beliefs or expectations at any time and without notice, based upon any change in our assumptions or otherwise. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. In addition, some factors are beyond our control. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.